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                                                                 EXHIBIT 4.5(ii)

                               BARNES GROUP, INC.

                        AMENDMENT NO. 1 TO NOTE AGREEMENT

                                                         As of February 21, 2002
To each of the Current Noteholders
Named in Annex 1 hereto

Ladies and Gentlemen:

     Barnes Group, Inc. (hereinafter, the "Company"), together with its successors and assigns, agrees with you as follows:

1.   PRELIMINARY STATEMENTS.

     1.1  NOTE ISSUANCE, ETC.

     The Company issued and sold $60,000,000 aggregate principal amount of its 8.59% Senior Notes due November 21, 2008 (as may be amended, restated or otherwise modified from time to time, the "Notes") pursuant to a Note Agreement (the "Existing Note Agreement" and, as amended by this Amendment No. 1 to Note Agreement (this "Amendment Agreement"), the "Note Agreement"), dated as of November 21, 2000, and entered into by and among the Company and each of the Purchasers listed in Exhibit A attached thereto. The register for the registration and transfer of the Notes indicates that the Persons named in Annex 1 hereto (collectively, the "Current Noteholders") are currently the holders of the entire outstanding principal amount of the Notes.

2.   DEFINED TERMS.

     Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Note Agreement.

3.   AMENDMENT.

     Subject to Section 5, the Existing Note Agreement is amended as provided for by this Amendment Agreement in the manner specified in Exhibit A (the "Amendment").

4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     To induce you to enter into this Amendment Agreement and to consent to the Amendment, the Company represents and warrants as follows:

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                                       -2-

     4.1. ORGANIZATION, POWER AND AUTHORITY, ETC.

     The Company is a corporation duly incorporated and validly existing in good standing under the laws of Delaware and has all requisite corporate power and authority to enter into and perform its obligations under this Amendment Agreement.

     4.2. LEGAL VALIDITY.

     The execution and delivery of this Amendment Agreement by the Company and compliance by the Company with its obligations hereunder: (a) are within the corporate powers of the Company; and (b) are legal and do not conflict with, result in any breach of, constitute a default under, or result in the creation of any Lien upon any Property of the Company under the provisions of: (i) any charter instrument or bylaw to which the Company is a party or by which the Company or any of its Property may be bound; (ii) any order, judgment, decree or ruling of any court, arbitrator or governmental authority applicable to either the Company or its Property; or (iii) any agreement or instrument to which the Company is a party or by which the Company or any of its Property may be bound or any statute or other rule or regulation of any governmental authority applicable to the Company or its Property.

     This Amendment Agreement has been duly authorized by all necessary action on the part of the Company, has been executed and delivered by a duly authorized officer of the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally and subject to the availability of equitable remedies.

     4.3. NO DEFAULTS.

     No event has occurred and no condition exists that, upon the execution and delivery of this Amendment Agreement, would constitute a Default or an Event of Default.

5.   EFFECTIVENESS OF AMENDMENT.

     The Amendment shall become effective as of the first date written above (the "Effective Date") upon (a) receipt by the Company of the written consent of the holders of 66-2/3% of the aggregate outstanding principal amount of the Notes and (b) payment of the amendment fees described in Section 7 hereof to each holder of the Notes.

6.   EXPENSES.

     Whether or not the Amendment becomes effective, the Company will promptly (and in any event within thirty days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Amendment Agreement, including, but not

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                                       -3-

limited to, the reasonable fees of your special counsel, Bingham Dana LLP, incurred in connection with the preparation, negotiation and delivery of the Amendment Agreement and any other documents related thereto. Nothing in this Section shall limit the Company's obligations pursuant to Section 1.5 of the Existing Note Agreement.

7.   AMENDMENT FEE.

     Prior to the effectiveness of this Amendment Agreement, the Company shall have paid to each holder of Notes an amendment fee equal to 0.05% of the outstanding principal amount of the Notes held by such holder in the manner and to the accounts specified in the Existing Note Agreement for payments of principal and interest on the Notes.

8.   MISCELLANEOUS.

     8.1. PART OF EXISTING NOTE AGREEMENT; FUTURE REFERENCES, ETC.

     This Amendment Agreement shall be construed in connection with and as a part of the Existing Note Agreement and, except as expressly amended by this Amendment Agreement, all terms, conditions and covenants contained in the Existing Note Agreement are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment Agreement may refer to the Existing Note Agreement without making specific reference to this Amendment Agreement, but nevertheless all such references shall include this Amendment Agreement unless the context otherwise requires.

     8.2. COUNTERPARTS; EFFECTIVENESS.

     This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed signature page by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment Agreement.

     8.3. GOVERNING LAW.

     THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF CONNECTICUT EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN CONNECTICUT.

   [Remainder of page intentionally left blank; next page is signature page.]

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     If you are in agreement with the foregoing, please so indicate by signing the acceptance below on the accompanying counterpart of this Amendment Agreement and returning it to the Company, whereupon it will become a binding agreement among each of you and the Company.

                                                BARNES GROUP, INC.

                                                BY: /s/ LAWRENCE W. O'BRIEN
                                                ------------------------------
                                                Name:  LAWRENCE W. O'BRIEN
                                                Title: VICE PRESIDENT, TREASURER

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     The foregoing Amendment Agreement is hereby accepted as of the date first above written.

                                        THE PRUDENTIAL INSURANCE
                                        COMPANY OF AMERICA

                                        BY: /s/ CHARLES KING
                                           ------------------------
                                        Name: CHARLES KING
                                        Title: MANAGING DIRECTOR

                                        ALLSTATE LIFE INSURANCE
                                        COMPANY

                                        BY: /s/ RONALD MENDEL
                                           ------------------------

                                        BY: /s/ JERRY ZINKULA
                                           ------------------------

                                        AMERICAN HERITAGE LIFE
                                        INSURANCE COMPANY

                                        BY: /s/ RONALD MENDEL
                                           ------------------------

                                        BY: /s/ JERRY ZINKULA
                                           ------------------------

                                        NATIONWIDE LIFE INSURANCE COMPANY

                                        BY: /s/ MARK W. POEPPELMAN
                                           ------------------------
                                        Name:  MARK W. POEPPELMAN
                                        Title: ASSOCIATE VICE PRESIDENT

                                        NATIONWIDE LIFE AND ANNUITY INSURANCE
                                        COMPANY

                                        BY: /s/ MARK W. POEPPELMAN
                                           ------------------------
                                        Name:  MARK W. POEPPELMAN
                                        Title: ASSOCIATE VICE PRESIDENT

                                        NATIONWIDE INDEMNITY COMPANY

                                        BY: /s/ MARK W. POEPPELMAN
                                           ------------------------
                                        Name:  MARK W. POEPPELMAN
                                        Title: ASSOCIATE VICE PRESIDENT

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                                     ANNEX 1

                               CURRENT NOTEHOLDERS

The Prudential Insurance Company of America

Allstate Life Insurance Company

American Heritage Life Insurance Company

Nationwide Life Insurance Company

Nationwide Life and Annuity Insurance Company

Nationwide Indemnity Company

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                                    EXHIBIT A

                                    AMENDMENT

(a) SECTION 10.1, Definition of Consolidated EBITR. The definition of Consolidated EBITR shall be and is hereby amended and restated in its entirety to read as follows:

     "Consolidated EBITR -- means, for any period, the sum of (a) Consolidated Net Income for such period and (b) to the extent, and only to the extent, that such aggregate amount was deducted in the computation of such Consolidated Net Income, the aggregate amount of (i) Interest Charges, (ii) income tax expense and (iii) Lease Rentals. Notwithstanding the foregoing, those certain restructuring charges of the Company relating to loss on sale of assets and severance and related costs arising primarily from the closure of the Dallas facility of the Springs Division, in an amount not to exceed $4,500,000 and recorded in the Company's fiscal quarter ending December 31, 2001, shall not be included in any calculation of Consolidated EBITR for such fiscal quarter."